                           DISPLAY TECHNOLOGIES, INC.
                         (CORP. NM. LA-MAN CORPORATION)
                              5029 EDGEWATER DRIVE
                             ORLANDO, FLORIDA 32810


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1998


     The Annual Meeting of shareholders of La-Man Corporation dba Display Technologies, Inc. (the "Company") will be held on Thursday, October 29, 1998, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32750 for the following purposes, all of which are described in the accompanying Proxy Statement:

1. To elect 11 members to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To consider and act upon the adoption of the Company's Restated Articles of Incorporation, attached as Exhibit A, which contain certain provisions: (a)
                                ---------
     changing the name of the Company to Display Technologies, Inc.; and (b) authorizing the issuance of up to 50,000 shares of preferred stock.

3. To consider and act upon the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1999 fiscal year;

4. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

  The accompanying proxy is solicited by the Board of Directors of the Company. The Company's Proxy Statement and Annual Report for the fiscal year ended June 30, 1998 are enclosed.

  The record date for the determination of shareholders entitled to vote at the Meeting is September 15, 1998, and only shareholders of record at the close of business on that date will be entitled to vote at the Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                        By Order of the Board of Directors,


Orlando, Florida                        J. WILLIAM BRANDNER
September 15, 1998                      President and Chief Executive Officer

                           DISPLAY TECHNOLOGIES, INC.

                         (corp. nm. La-Man Corporation)

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 29, 1998

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of La-Man Corporation, a Nevada corporation dba Display Technologies, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, October 29, 1998, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32779 (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting is being held to consider and vote on the election of 11 persons to serve as members of the Company's Board of Directors, the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1999 fiscal year and to consider and act on any other business that may properly come before the meeting.

     The principal executive offices of the Company are located at 5029 Edgewater Drive, Orlando, Florida 32810. This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended June 30, 1998 (the "1998 Fiscal Year") are being sent to shareholders commencing on or about September 21, 1998. The Company's 1998 Annual Report was first delivered to certain shareholders on September 9, 1998.

RECORD DATE, VOTING RIGHTS, AND REVOCABILITY OF PROXIES

     The Board of Directors has fixed September 15, 1998 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of September 15, 1998, there were _________ shares of the Company's common stock, par value $.001 per share ("Common Stock"), issued and outstanding.

     Holders of record of Common Stock on the record date are entitled to cast one vote per share, by person or by proxy authorized in writing, at the Annual Meeting. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     A shareholder may revoke a proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the Annual Meeting in person, either by giving written notice of revocation to the inspectors of election at the Annual Meeting or by voting at the meeting.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Eleven persons are to be elected at the Annual Meeting to serve as Directors for a term of one year or until the election and qualification of their successors. It is the intention of the persons named in the enclosed proxy to vote proxies FOR the election of the nominees named below. If any nominee refuses or is unable to serve as a Director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all other persons who may be nominated. The 11 nominees receiving the greatest number of votes will be elected to serve on the Board of Directors.

     This year's nominees for election to the Board of Directors are as follows:

                                                                                        DIRECTOR
NAME                           POSITION AND OFFICES WITH THE COMPANY                      SINCE       AGE
----                           ------------------------------------------------         ---------     ---
J. Melvin Stewart              Chairman of the Board; Director                             1994        79
J. William Brandner            President and Chief Executive Officer; Director             1994        61
Gary Donald Bell               President, Don Bell Industries, Inc.; Director              1995        49
Edwin M. Freakley              Director                                                    1995        54
Thomas N. Grant                Director                                                    1995        52
Philip Howe Hoard              Vice President; Secretary; Director                         1987        64
Lester Jacobs                  Director                                                    1997        60
Terry J. Long                  President, Ad Art Electronic Sign Corporation;              1998        53
                               Director
Lou A. Papais                  Consultant, Director                                        1998        72
William A. Retz                Director                                                    1997        58
Robert M. Smither              Director                                                    1995        44

BUSINESS EXPERIENCE OF NOMINEES

     J. MELVIN STEWART has served as a Director of the Company since February 1994 and as Chairman of the Board since September 29, 1994. He also serves as a member of the Executive Committee and the Nominating Committee of the Board of Directors, and serves as Chairman of the Board, President and Chief Executive Officer of Nevada SEMCO, Inc. ("SEMCO"), and as President and Chief Executive Officer of J.M. Stewart Corporation ("Stewart Corporation") and J.M. Stewart Industries, Inc. ("Stewart Industries"), all subsidiaries of the Company. Mr. Stewart served in such capacities at Stewart Corporation and Stewart Industries for more than five years.

     J. WILLIAM BRANDNER has served as President and Chief Executive Officer and as a Director since April 1994 and also serves as a member and Chairman of the Executive Committee, and as a member of the Nominating Committee. From April 1991 to July 1993, Mr. Brandner served as Chairman and President of

American Integrity Corporation, a public insurance holding company with revenues of more than $100 million. From July 1971 to October 1990, Mr. Brandner served as Vice Chairman, Director and in various other senior executive positions with Harcourt Brace Jovanovich, Inc. ("HBJ"), a $1.8 billion diversified public company with publishing, insurance and theme park operations.

     GARY DONALD BELL has served as a Director since October 1995. He has served the last six years as President of Don Bell Industries, Inc. ("Don Bell Industries").

     EDWIN M. FREAKLEY has served as a Director and member of the Executive Committee since October 1995, as a member of the Audit Committee of the Board of Directors from March 1996 to October 1997, and as a member of the Nominating Committee since August 1997. Mr. Freakley has been President and Chief Executive Officer of Worrell Enterprises, Inc. ("Worrell"), a private publishing and management company, since before 1990.

     THOMAS N. GRANT has served as a Director, as a member and Chairman of the Compensation Committee of the Board of Directors since October 1995, as a member of the Audit Committee from March 1996 until October 1997, and as a member of the Executive Committee since October 1997. Since January 1997, Mr. Grant has been First Vice President, Financial Institutions, SunTrust Bank, Central Florida, N.A. From 1993 to 1996, he served as Senior Vice President and Senior Lending Officer of The Bank of Winter Park, Winter Park, Florida ("Bank of Winter Park").

     PHILIP H. HOARD has served as Vice President, Secretary and as a Director of the Company since April 1987. Mr. Hoard has also served as Director of Purchasing for the Company since March 1985, and as Plant Manager from April 1987 to present.

     LESTER JACOBS has served as a Director and member of the Audit and Compensation Committees since October 1997. He has also served as Chairman of C 12 Group since 1992, an interactive peer study and support system for individuals who own or are the chief executive officer of small-to medium-sized businesses in the Florida cities of Tampa, Bradenton and Sarasota and in Houston, Texas. J. Melvin Stewart is a member of the C 12 Group in Sarasota, Florida.

     TERRY J. LONG has served as a Director since February 1998 and is President and Chief Executive Officer of Ad Art Electronic Sign Corporation ("Ad Art"), which was acquired by the Company in February 1998. Since 1985, Mr. Long has served as the President of Ad Art and its predecessor companies.

     LOU A. PAPAIS has served as a Director since February 1998, as a member of the Audit and Nominating Committees since August 1998, and is a consultant to Ad Art. Mr. Papais founded Ad Art with his brother John in 1953 and was its principal shareholder prior to its acquisition by the Company.

     WILLIAM A. RETZ, Rear Admiral USN (Ret.), has served as a Director and member of the Audit and Compensation Committees since October 1997. He has also served since 1996 as Vice President, Government Services, for Aramark Corp., a large privately-held company which provides food and other services to a variety of industries. Admiral Retz served in the United States Navy from 1963 to 1995 with a variety of sea commands and shore assignments, including several U.S. Navy personnel management positions and positions of responsibility for naval bases, including closure of the U.S. Navy base in Philadelphia, Pennsylvania.

     ROBERT M. SMITHER, JR. has served as a Director and member of the Compensation Committee since October 1995. Mr. Smither has also served as a member and Chairman of the Audit Committee since March 1996, and has been Vice President and Treasurer of Worrell since before 1990.


                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE "FOR" ELECTION OF THE NOMINEES
                           LISTED ABOVE AS DIRECTORS


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors presently has four committees: an Audit Committee; a Compensation Committee; an Executive Committee; and a Nominating Committee.

     The present members of the Audit Committee are Lester Jacobs, Lou A. Papais, William A. Retz, and Robert M. Smither, Jr. (Chairman).

     The present members of the Compensation Committee are Thomas N. Grant (Chairman), Robert M. Smither, Jr., Lester Jacobs and William A. Retz.

     The present members of the Executive Committee are J. William Brandner (Chairman), Edwin M. Freakley, J. Melvin Stewart and Thomas N. Grant.

     The present members of the Nominating Committee are J. William Brandner, Edwin M. Freakley (Chairman), Lou A. Papais and J. Melvin Stewart. In order for the Nominating Committee to consider shareholder recommendations for nominees, such recommendations must be received in writing by the President of the Company not less than 120 days prior to the annual meeting of shareholders.

     In order for any action to be taken by a committee, it must be approved by the affirmative vote of not less than a majority of the committee members. Any action to be taken by a committee may be taken in lieu of a meeting by unanimous written consent of the members, in the same manner as legally required if such action were taken by the Board by written consent. During the 1998 Fiscal Year, the Board of Directors held four meetings, the Executive Committee met once, the Compensation Committee met three times, the Audit Committee met once and the Nominating Committee held no meetings. Except for Mr. Freakley, each incumbent Director attended 75% or more of the total number of Board meetings and, to the extent he was a member, committee meetings. Mr. Freakley attended 71% of the aggregate number of meetings of the Board and all committees of the Board on which he served.

     The Audit Committee and Compensation Committee are comprised of four Directors, none of whom may be an officer or employee of the Company or any of its subsidiaries. The Executive Committee and the Nominating Committee are comprised of four directors, two of whom may not be an officer or employee of the Company or any of its subsidiaries. Directors are appointed to the various committees at the Board's annual meeting.

     The Company's Articles of Incorporation provide that the Company is to indemnify its executive officers and directors to the fullest extent allowed by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not also employees of the Company or any of its subsidiaries are paid a fee of $1,000 for each Board meeting attended and are reimbursed their costs in attending meetings. In addition, under the terms of the Company's 1992 Stock Option and Appreciation Rights Plan (the "1992 Plan"), non-employee Directors are entitled to receive, in November of each year in which they serve as Directors, grants of options to purchase 10,000 shares of Common Stock at an exercise price equal to the per share fair market value of the Common Stock on the date of grant. For further information concerning options granted under the 1992 Plan, see "1988 and 1992 stock option plans," below. During the 1998 Fiscal Year, Directors Stewart, Brandner, Bell, Long and Hoard were also employees of the Company or one or more of its subsidiaries for all or part of the year. Employee-Directors are reimbursed costs incurred by them in attending meetings of the Board and various committees, but receive no additional compensation for acting as Directors or as members of any committee.


                   SECURITIES OWNED BY PRINCIPAL SHAREHOLDERS
                                AND  MANAGEMENT

     The following table sets forth, as of September 15, 1998, certain information with respect to the stock ownership of: (a) all persons known by the Company to be record or beneficial owners of five percent (5%) or more of the outstanding Common Stock; (b) each nominee for election as a Director; (c) certain executive officers; and (d) all Directors and executive officers as a group (12 persons).

NAME AND ADDRESS                         NUMBER OF SHARES      PERCENT OF
OF BENEFICIAL OWNER                     BENEFICIALLY OWNED/1/   CLASS/1, 2/
-------------------                     -------------------  ----------

Gary D. Bell                                  225,960/3/          4.4%
365 Oak Place
Port Orange, Florida 32127

J. William Brandner                           295,919/3/          5.8%
5029 Edgewater Drive
Orlando, Florida 32810

Edwin M. Freakley                                   0               *
1450 South Dixie Highway
Boca Raton, Florida  33432

Thomas N. Grant                                17,010/3/            *
200 South Orange Avenue
Orlando, Florida  32810


Philip Howe Hoard                             222,409             4.5%
700 Glades Court
Port Orange, Florida 32127

Lester Jacobs                                  10,500/3/            *
656 Flamingo Drive
Apollo Beach, Florida 33572

Terry J. Long                                 262,000/3,5/        5.2%
3133 Ad Art Road
Stockton, California 95215

Lou A. Papais                                 648,000/5/         13.2%
3133 Ad Art Road
Stockton, California 95215

William A. Retz                                10,500/3/            *
280 South Ridley Creek Road
Media, Pennsylvania 19063

Robert M. Smither, Jr.                              0               *
1450 South Dixie Highway
Boca Raton, FL  33432

J. Melvin Stewart                             578,704/3,6/       11.3%
2201 Cantu Court
Sarasota, Florida  34232

Todd D. Thrasher                               31,500/3/            *
5029 Edgewater Drive
Orlando, Florida  32810

Worrell Enterprises, Inc.                     489,281/4/          9.7%
1450 South Dixie Highway
Boca Raton, Florida 33432

All Executive Officers and Directors        2,302,372/7/         39.4%
as a Group (12 persons)

*Represents less than 1% of the outstanding shares of Common Stock.
_____________________________

/1/Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the
   "Exchange Act"), includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment with respect to such securities, and any person who has the right to acquire beneficial ownership of securities within 60 days, including without limitation, the exercise of any option, warrant or conversion of a security.

/2/Based upon [NB:  4,908,545] shares of Common Stock issued and outstanding.

/3/Includes the following number of shares purchasable within 60 days of the record date for the Annual Meeting (the "Record Date"): J. Melvin Stewart, 201,275 shares; J. William Brandner, 240,345 shares; Gary D. Bell, 192,938 shares; Philip H. Hoard, 127,920 shares; Terry J. Long, 100,000 shares; Thomas N. Grant, 14,805 shares; Lester Jacobs, 10,500 shares; William A. Retz, 10,500 shares; and Todd D. Thrasher, 31,500 shares.

/4/Includes: (a) 29,610 shares purchasable within 60 days of the Record Date pursuant to outstanding options; and (b) 110,250 shares purchasable upon exercise of conversion rights under a $500,000 Convertible Promissory Note. Worrell will be represented on the Board of Directors by Messrs. Freakley and Smither, if elected, who individually do not beneficially own any shares of Common Stock.

/5/Does not include up to 108,000 shares contingently issuable to Mr. Long and 432,000 contingently issuable to Mr. Papais pursuant to rights granted in the Company's acquisition of Ad Art. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Acquisition of Ad Art Electronic Sign Corporation."

/6/Includes 305,000 shares of Common Stock under a Voting Trust Agreement among
   Mr. Stewart, his six children and a trust for the benefit of a grandchild. The term of the agreement is 10 years from May 19, 1998. Mr. Stewart serves as the sole trustee and has full voting power with respect to the shares held in trust under the agreement.

/7/Does not include the following shares allocated to the following persons' accounts under the Company's 401(k) plan as of the last quarterly allocation reported by the plan administrator: Gary D. Bell 1,160; J. William Brandner 7,924; Philip Howe Hoard 4,803; J. Melvin Stewart 6.838; and Todd D. Thrasher, 1,725.

     As of September 15, 1998, the Company did not know of any arrangement, including any pledge by any person of securities of the Company, the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. The Company believes that all reports pursuant to Section 16(a) with respect to the 1998 Fiscal Year were timely filed, except as follows: Bishop Ithiel C. Clemmons, who served as a Director until October 31, 1997, failed to timely file one Form 4 report with respect to a transaction in June 1997; and each of Kenneth Overby and Douglas Ward, who became officers of the Company in October 1997, failed to timely file one Form 3 report. All of the foregoing reports, except for that of Bishop Clemmons, have since been filed.

                               EXECUTIVE OFFICERS

     The following table lists the Company's executive officers as of the date of this Proxy Statement and includes certain other information concerning them.

NAME                    AGE    POSITIONS WITH COMPANY
----                    ---    ----------------------
J. Melvin Stewart        79    Chairman of the Board
J. William Brandner      61    President and Chief Executive Officer
Philip Howe Hoard        64    Vice President and Secretary
Todd D. Thrasher         31    Vice President, Treasurer (Chief
                               Financial Officer) and Assistant Secretary

     Executive officers hold office at the pleasure of the Board. For other information concerning the Company's executive officers, including the years in which they first became executive officers, reference should be made to "business experience of nominees" above.

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid or accrued by the Company to or for the account of the named executive officers for the Company's fiscal years ended June 30, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

=====================================================================================================
       NAME  AND          YEAR     ANNUAL COMPENSATION/1/        LONG-TERM COMPENSATION          ALL
   PRINCIPAL POSITION            ------------------------------------------------------------   OTHER
                                                                                                COM-
                                 SALARY   BONUS    OTHER       AWARDS                 PAYOUT    PENSA-
                                  ($)      ($)     ANNUAL  ----------------------------------   TION
                                                    COM-     RESTRICTED     OPTIONS    LTIP      ($)
                                                   PENSA-       STOCK        /SARS     PAY-
                                                    TION      AWARDS(S)       (#)      OUTS
                                                    ($)          ($)                    ($)
=====================================================================================================

J. WILLIAM                1998  189,535     -0-     ___            -0-          -0-      -0-      -0-
BRANDNER,
PRESIDENT AND CHIEF       1997  175,000     -0-   29,0702          -0-          -0-      -0-      -0-
EXECUTIVE OFFICER
                          1996  171,686     -0-       -0-          -0-     132,300/3/    -0-      -0-
-----------------------------------------------------------------------------------------------------
J. MELVIN STEWART,        1998  183,384     -0-    ____            -0-          -0-      -0-      -0-
CHAIRMAN OF THE
BOARD                     1997  170,000     -0-   26,7862          -0-          -0-      -0-      -0-

                          1996  167,088     -0-       -0-          -0-     121,275/3/    -0-      -0-
-----------------------------------------------------------------------------------------------------
PHILIP HOWE HOARD,        1998  100,940     -0-    ____            -0-          -0-      -0-      -0-
VICE PRESIDENT AND
SECRETARY                1997   95,100      -0-   11,6802          -0-          -0-      -0-      -0-

                          1996   90,200     -0-       -0-          -0-      66,150/3/    -0-      -0-
-----------------------------------------------------------------------------------------------------
TODD D. THRASHER,         1998   61,731     -0-    ____            -0-          -0-      -0-      -0-
VICE PRESIDENT,
TREASURER & ASST.         1997   29,000     -0-       -0-          -0-       31,500      -0-      -0-
SECRETARY
                          1996      -0-     -0-       -0-          -0-          -0-      -0-      -0-
=====================================================================================================

_____________________________

/1/Excludes (a) benefits generally available to all employees on a nondiscriminatory basis and (b), except as described in Note (3) below, the following (which did not exceed 10% of the total annual salary and bonus earned by the named individuals for the 1998 Fiscal Year): (i) automobile maintenance expenses paid to or on behalf of the named individual by the Company; and (ii) the cost to the Company of personal use by the named individuals of automobiles owned or leased by the Company.

/2/Represents: (a) with respect to Mr. Brandner, awards under the Company's
   Senior Management Incentive Plan for 1998 of $_________ cash and ________ shares of Common Stock having a per share value of $3.38 as of the June 30, 1998 effective award date and for 1997 $14,535 cash and 5,678 shares of Common Stock having a per share fair market value of $2.56 as of the June 30, 1997 effective award date; (b) with respect to Mr. Stewart, awards under the Senior Management Incentive Plan for 1998 of $_________ cash and ________ shares of Common Stock having a per share value of $3.38 as of the June 30, 1998 effective award date and for 1997 $13,384 cash and 5,228 shares of Common Stock having a per share fair market value of $2.56 on the June 30, 1997 effective award date; (c) with respect to Mr. Hoard, awards under the Senior Management Incentive Plan for 1998 of $________ and ________ shares of Common Stock having a per share fair market value of $3.38 on the June 30, 1998 effective award date and for 1997 $5,840 cash and 2,141 shares of Common Stock having a per share fair market value of $2.56 on the June 30,1997 effective award date; and (d) with respect to Mr. Thrasher, awards under the Senior Management Incentive Plan for 1998 of $________ cash and _____ shares of Common Stock having a per share value of $3.38 on the June 30, 1998 effective award date.

/3/Represents: (a) with respect to Mr. Brandner, 72,296 options granted under the 1988 Stock Option Plan on July 17, 1995 and 60,004 options granted under the Stock Compensation Plan on September 1, 1995; (b) with respect to Mr. Stewart, 121,275 options granted under the Stock Compensation Plan on September 1, 1995; (c) with respect to Mr. Hoard, 36,147 options granted under the 1988 Stock Option Plan on July 17, 1995 and 30,003 options granted under the Stock Compensation Plan on September 1, 1995; and (d) 31,500 options granted to Mr. Thrasher under the Stock Compensation Plan on January 6, 1997. Such options are exercisable at any time within five years following their respective grant dates at prices (adjusted for 1996 and 1997 stock dividend) equal to the per share fair market value of the Common Stock on the respective grant dates.

     In August 1995, the Company adopted the La-Man Corporation Senior Management Incentive Plan for executive officers. See "senior management incentive plan" below. During the 1998 Fiscal Year, the only incentive compensation plans in effect for executive officers were the 1988 Stock Option Plan; the 1992 Stock Option Plan; and the Stock Compensation Plan, all of which provide for grants of options and, in the case of the Stock Compensation Plan, direct awards of Common Stock, to employees and consultants; and the Senior Management Incentive Plan. All of such plans are described below.


            AGGREGATED OPTION/SAR EXERCISES IN THE 1998 FISCAL YEAR
                   AND 1998 FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to the value as of the end of the 1998 Fiscal Year of options to purchase Common Stock or stock appreciation rights (SARs") granted in prior years to the named executive officers. No options or SARs were granted to such officers during the 1998 Fiscal Year.

======================================================================================================
                                                                        NUMBER OF
                                                                       SECURITIES           VALUE OF
                                                                       UNDERLYING         UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS/SARS        OPTIONS/SARS
                                             SHARES                     AT FY-END          AT FY-END
                                           ACQUIRED ON   VALUE        EXERCISABLE/        EXERCISABLE/
                  NAME                      EXERCISE    REALIZED      UNEXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
J. William Brandner, President and          -0-          $0.00          240,345/0        $645,390/$0.00
Chief Executive Officer
-------------------------------------------------------------------------------------------------------
J. Melvin Stewart                           -0-          $0.00          201,275/0        $546,003/$0.00
Chairman of the Board
-------------------------------------------------------------------------------------------------------
Philip Howe Hoard, Vice President and       -0-          $0.00          132,300/0        $351,953/$0.00
Secretary
-------------------------------------------------------------------------------------------------------
Todd D. Thrasher, Vice President,           -0-          $0.00           31,500/0         $68,828/$0.00
Treasurer & Asst. Secretary
=======================================================================================================


EMPLOYMENT AGREEMENTS

     Each of the Company's employment agreements with its executive officers contains confidentiality and noncompetition provisions effective during the term of the agreement and for a period following termination of employment. Certain of the employment agreements also provide for indemnification of the executive to the maximum extent permitted by Nevada law or the Bylaws, whichever is greater, and for the payment by the Company of any expense of the executive incurred in enforcement proceedings with respect to his employment agreement if he is successful.

     J. WILLIAM BRANDNER. The Company is party to an employment agreement dated April 28, 1994, as amended August 31, 1995, with Mr. J. William Brandner, under which Mr. Brandner serves as President and Chief Executive Officer of the Company for a three-year term that commenced April 28, 1994 and which is extended automatically for additional one-year periods thereafter unless the Company or Mr. Brandner provides written notice to the contrary not less than six months prior to the expiration of the initial three-year term or any extension thereof. Mr. Brandner is to receive an annual base salary of not less than $150,000 per year. Mr. Brandner currently receives $189,535 base salary per year.

     Mr. Brandner's agreement also provides for the payment by the Company to Mr. Brandner of certain amounts as severance in the event the Company elects to terminate the Employment Agreement without cause. Should either the Board of Directors or the Chairman of the Board deliver written notice of termination without "cause" (as defined in the employment agreement) to Mr. Brandner, then his employment agreement will be terminated effective not less than 60 days from the date of such notice and after termination the Company will be required to pay Mr. Brandner an amount equal to 200% of his base salary (defined as total annual cash salary excluding bonuses) then in effect. Any such severance payments, less required withholdings, are to be made in equal installments corresponding to what would have been Mr. Brandner's regular pay dates and amounts. Simultaneously with the execution and delivery of Mr. Brandner's agreement, the Board of Directors of the Company appointed Mr. Brandner to serve as a Director, and also elected Mr. Brandner to serve as President and Chief Executive Officer of the Company.

     J. MELVIN STEWART. J.M. Stewart Corporation, an indirect wholly-owned subsidiary of the Company, is party to an employment agreement effective August 1993 with Mr. Stewart, under which he is to serve as President of each of, and to devote substantially all of his time to the business and affairs of, Stewart Corporation and Stewart Industries. Mr. Stewart receives a base salary of $183,384 per year over the balance of a five-year term that commenced in January 1994 and which is subject to automatic renewals for successive two-year terms thereafter unless either party provides written notice to the contrary not less than 30 days prior to the expiration of the initial or any renewal term.

     Mr. Stewart's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a three-year period. In such status, Mr. Stewart would be required to work only 750 hours per year and would be entitled to 50 percent of his base salary. The agreement also allows Mr. Stewart to convert to semi-retired status for a period of three years and in such status to work part-time for the Company (1,200 hours per year) for compensation equal to 75% of his base salary for the first two years and 50% of his base salary for the remaining year.

     PHILIP HOWE HOARD. Effective July 26, 1993, the Company entered into an employment agreement with Philip Howe Hoard for a five-year term that ends July 26, 1998 and is renewable for two-year periods unless terminated by Mr. Hoard or the Company. Mr. Hoard is employed at a base salary of $100,940 per year. Mr. Hoard may be awarded additional salary increases and bonuses at the discretion of the Board of Directors. In addition, Mr. Hoard's employment agreement provides for death benefits equal to twelve monthly payments of base salary under the employment agreement and disability benefits equal to the full compensation payable under the employment agreement for the remainder of its term.

     Mr. Hoard's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a one-year period. In such status, Mr. Hoard would be required to work only 750 hours per year and would be entitled to 50% of his base salary.

     The employment agreements of each of Messrs. Brandner, Stewart and Hoard provide that he is to participate in the Senior Management Incentive Plan, described below. The agreements also provide that in the event of a "Change of Control" (as defined below), their respective terms of employment will be automatically renewed for three-year terms, they will be entitled to severance in the event of termination of their employment other than for cause, and they will have certain demand and piggyback registration rights with respect to shares of Common Stock owned by them.

     The employment agreements define a "Change of Control" as having occurred when: (a) any one person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), consummates a tender offer, a plan of open-market purchases or an exchange offer for shares of Common Stock, or consummates a proxy solicitation, which, in the judgment of a majority of the members of the Board of Directors of the Company, is reasonably likely to permit such person or Group to obtain control of a sufficient number of voting securities of the Company to elect a majority of the members of the Board of Directors of the Company; or (b) there occurs, within any period of 12 consecutive months other than as the result of proxies solicited by, or votes cast by, management of the Company, (i) a change in 35% of the persons who, as of August 31, 1995, constituted the Board of Directors of the Company other than as the result of resignations or (ii) an increase of 25% or more in the number of members of the Board of Directors.

SENIOR MANAGEMENT INCENTIVE PLAN

     In August 1995, the Board of Directors approved the La-Man Corporation Senior Management Incentive Plan (the "Incentive Plan") for the purpose of (i) strengthening the commonality of interests between management and shareholders,
(ii) linking effectively executive motivation and compensation with the Company's performance, (iii) providing incentives and rewards for key executives, (iv) offering a comprehensive and competitive total compensation program, and (v) attracting and retaining executives of high caliber and ability.

     The Incentive Plan calls for the establishment annually of an incentive pool to be distributed if four out of the following seven corporate goals are achieved: (1) consolidated operating income must increase a minimum of 15% over the prior fiscal year; (2) consolidated pre-tax income must increase a minimum of 15% over the prior fiscal year; (3) consolidated net income from continuing operations must increase a minimum of 15% over the prior fiscal year; (4) consolidated net income must increase a minimum of 15% over the prior fiscal year; (5) diluted earnings per share from continuing operations must increase a minimum of 15% over the prior fiscal year; (6) diluted earnings per share must increase a minimum of 15% over the prior fiscal year; and (7) the quoted closing price per share of the Common Stock at fiscal year-end is 115% or more than the quoted closing price at the end of the previous fiscal year. The criteria for establishing the amount of the incentive pool will be determined by the Board at the beginning of each year.

     Each participant will have specific individual goals based on his direct responsibility and his contributions to the attainment of the corporate goals. These objectives will be established at the beginning of each fiscal period by the Chairman of the Board and the President and will be communicated to the participants as the basis for making awards. Awards are to be paid one-third in cash, one-third in newly issued shares of Common Stock and one-third as an adjustment of base salary.

     The following awards were made under the Incentive Plan for the 1998 and 1997 Fiscal Years:

============================================================
                                            NO. OF SHARES OF
PARTICIPANT              YEAR  CASH AMOUNT    COMMON STOCK
============================================================
J. WILLIAM BRANDNER      1998   $_______        _______
                         1997   $14,535          5,678
------------------------------------------------------------
J. MELVIN STEWART        1998   $_______        _______
                         1997   $13,384          5,228
------------------------------------------------------------
PHILLIP HOWE HOARD       1998   $_______        _______
                         1997   $ 5,840          2,141
------------------------------------------------------------
TODD D. THRASHER         1998   $_______        _______
                         1997   $   0             -0-
============================================================

     Shares of Common Stock included in the above awards were issued under the Stock Compensation Plan. The number of shares issued was calculated on the basis of the $3.375 and $2.56 per share average of the high and low trade prices for the Common Stock on June 30,1998 and June 30, 1997, respectively. As part of such awards, the foregoing persons also received certain increases in their base salary effective July 1, 1998.

STOCK COMPENSATION PLAN

     The 1994 Plan provides for the issuance of up to 2,425,500 shares of Common Stock, either directly or upon exercise of options, pursuant to grants of awards to certain employees, officers, Directors, consultants and other persons providing bona fide consulting and other services to the Company.

     Under the terms of the 1994 Plan, the Board of Directors or the Compensation Committee, as the case may be, is responsible for administration of the plan and the granting of awards thereunder, as well as the authority and discretion to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable in administering the plan. Awards may be granted only to Eligible Participants (defined as any person, firm or other entity that renders bona fide consulting or other services to the Company, including without limitation employees of the Company and its subsidiaries, officers and non-employee Directors of the Company and its subsidiaries, and independent consultants; provided, however that persons providing services to the Company or any of its subsidiaries in connection with the offer or sale of securities in a capital-raising transaction are prohibited from participating in the plan).

     Shares of Common Stock issued directly as stock awards are required to be measured by "fair market value" on the appropriate date for valuing the stock award and calculated by the weighted average of the high and low bid prices of the common stock as reported in The Wall Street Journal for the 10 trading days (which need not be consecutive) on which share price information for the Common Stock is reported in The Wall Street Journal immediately preceding the eighth trading day prior to the date of the award, provided that none of the such 10 trading days is more than 45 days prior to the date of the award. "Weighted average" means weighted by the total volume of shares traded on each of the applicable 10 trading days. If sufficient per share price quotations are not available from The Wall Street Journal, then fair market value shall be reasonably determined by the Board of Directors or the Compensation Committee in its sole discretion.

     The terms of options granted as awards under the 1994 Plan, including without limitation the exercise price and the duration for which such options are exercisable, and such other terms and conditions as the Board or the Compensation Committee may from time to time prescribe, are solely within the discretion of the Board or the Compensation Committee; provided, however, that the term of exercise of any options granted as awards under the 1994 Plan may not be more than five years following the date of grant and the per share exercise price may not be less than the per share par value of the Company's Common Stock on the date of grant.

     The Board of Directors or the Compensation Committee has the authority to suspend or terminate the 1994 Plan at any time or from time to time, but no such action shall adversely effect the rights of any person granted an award under the plan prior to the date of such suspension or termination.

     As of September __, 1998, [NB: 1,212,359] options were outstanding under the Stock Compensation Plan and [NB: 497,707] shares of Common Stock had been issued as direct awards or upon exercise of options under the 1994 Plan.

     The shares of Common Stock issuable under the Stock Compensation Plan are registered under the Securities Act pursuant to: (a) the Company's Registration Statement on Form S-8 filed with the Commission April 20, 1994 (Registration No. 33-77924) (575,000 shares); and (b) the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 8, 1994 (Registration No. 33-81348), as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on January 26, 1996 and Post-Effective Amendment No. 2 thereto filed with the Commission on July 31, 1997 (1,735,000 shares).

1988 AND 1992 STOCK OPTION PLANS

     The Company's 1988 Plan provides for the granting of options to certain officers and employees of the Company to purchase an aggregate of not more than 183,750 shares of Common Stock. The Plan is designed to qualify as an "incentive stock option plan" under the Internal Revenue Code (the "Code"). As of September 15, 1998, all 183,750 options were outstanding under the 1988 Plan.

     The 1992 Plan provides for the granting of options to officers, Directors, employees and consultants to purchase not more than an aggregate of 633,938 shares of Common Stock. Because the 1992 Plan did not receive shareholder approval within 12 months of adoption by the Company's Board of Directors, all options granted under the 1992 Plan are required to be treated as non-qualified options. As of September 15, 1998, a total of 80,325 options granted under the 1992 Stock Option Plan were outstanding and 14,124 shares of Common Stock had been issued upon exercise of options under such plan. The 1992 Plan includes a formula provision under which options to purchase 10,000 shares of Common Stock are to be granted in November of each year to each non-employee Director.

     Effective October 31, 1995, the Board of Directors formed a Compensation Committee required to be comprised of four non-employee Directors and delegated to the Compensation Committee the authority to administer the 1988 Plan and the 1992 Plan.

     Pursuant to both the 1988 Plan and the 1992 Plan (collectively, the "Stock Option Plans"), the Board of Directors or the Compensation Committee determines, subject to the provisions of the respective Stock Option Plan, the persons to whom options are granted, the number of shares of common stock subject to option, the period during which the options may be exercised and the terms and provisions of each option. The Stock Option Plans place restrictions on the grant of options to persons who are, at the time of the grant, members of any such plan committee and on the grant of options to employee-Directors. No option may be granted more than ten years after the effective date of the respective plan or exercised more than ten years after the date of grant (five years if the optionee owns more than 10% of the voting stock of the Company). Additionally, with respect to incentive (or "qualified") options under the 1988 Plan, the option price may not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% if the optionee owns more than 10% of the outstanding voting stock of the Company). Ordinarily under the 1988 Plan, optionees must remain continuously in the service of the Company for 18 months before the right to exercise an incentive option vests; under the 1992 Plan, the Board of Directors or plan committee determines, in each individual case, whether to apply such requirements or any similar requirement. Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company. The 1992 Stock Option Plan was amended subsequent to its adoption to provide that no options may be granted thereunder at an exercise price less than 85% of the fair market value per share of the Common Stock on the date of grant.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF AD ART ELECTRONIC SIGN CORPORATION

     On February 18, 1998, the Company acquired Ad Art Electronic Sign Corporation ("Ad Art"), a commercial sign manufacturer located in Stockton, California. Mr. Lou A. Papais received 648,000 shares of Common Stock for his 40% interest in Ad Art and is entitled to receive up to an additional 432,000 shares of Common Stock upon Ad Art's attainment of certain earnings levels for the fiscal year ending June 30,1999. Mr. Long received 162,000 shares of Common Stock and cash of $600,000 for his 20% interest in

Ad Art and is entitled to receive up to an additional 108,000 shares of Common Stock upon Ad Art's attainment of certain earnings levels for the fiscal year ending June 30, 1999. The remaining 40% shareholders of Ad Art received cash of $2,400,000 for their interests.

  Following the Ad Art acquisition, Ad Art entered into an employment agreement with Mr. Long to serve as president and chief executive officer of Ad Art. The agreement provides for a one-year term that commenced February 18,1998 and is extended automatically for additional one-year periods thereafter, unless Ad Art or Mr. Long provides written notice to the contrary not less than 90 days prior to the expiration of the initial one-year term or any extension thereof. Mr. Long is to receive a base salary of not less than $175,000 per year plus a maximum incentive compensation payment of $87,500 (5% of Ad Art's net income for the year ending June 30,1999 in excess of $2,400,000 up to $4,150,000). Mr. Long is to participate in the Company's Senior Management Incentive Plan for years subsequent to fiscal 1999. The agreement also provides for the payment of severance, in the event Ad Art elects to terminate the agreement without cause, of the greater of the amount that would otherwise be payable over the term of the agreement or two-thirds of the base salary. In the event Ad Art elects not to renew or extend the agreement beyond the initial one-year term, a lump sum severance payment of $116,672.50 is to be paid.

  The Company also granted Mr. Long options under its 1994 Amended and Restated Employee and Consultant Stock Compensation Plan, as amended (the "Stock Compensation Plan"), to purchase up to 100,000 shares of the Company's Common Stock at the exercise price of $4.03 per share, the fair market value per share of Common Stock on the February 18, 1998 grant date. The options expire February 18, 2003.

  Ad Art and Mr. Papais entered into a consulting agreement on February 18, 1998 for a period of three years for an annual consulting fee of $100,000. Under the terms of the agreement, Mr. Papais is required to devote a minimum of three days per week to the business of Ad Art.

GARY BELL EMPLOYMENT AGREEMENT

  Don Bell Industries entered into a new employment agreement with Gary D. Bell on February 17, 1998 to replace the agreement which was to expire on April 14, 1998. The new agreement expires July 1, 2001. Under the terms of the new agreement, Mr. Bell is to receive a base salary of $170,000 and is to participate in the Senior Management Incentive Plan beginning with the year ending June 30, 1998. The agreement also provides for the payment of severance, in the event that Don Bell Industries terminates the employment agreement without cause, of the lesser of 200% of base salary or the amount that would otherwise have been payable over the remaining term of the agreement. In the event that Don Bell Industries does not renew or extend the agreement at the expiration of its term, a severance payment of $50,000 is payable to Mr. Bell.

                                   PROPOSAL 2
           ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors of the Company has unanimously approved a proposal (the "Amendment Proposal") which would amend and restate the Company's Amended Articles of Incorporation (the "Present Articles") to read as provided in the proposed Restated Articles of Incorporation attached as Exhibit A to this Proxy
                                                        ---------
Statement (the "Restated Articles"). The following discussion summarizes certain aspects of the Amendment Proposal. The Restated Articles, if adopted by the shareholders of the Company, will achieve the following:

CHANGE OF COMPANY NAME

     As the result of the Company's acquisition of the J. M. Stewart companies in 1994, Don Bell Industries in 1995 and Ad Art Electronic Sign Corporation in 1998, the Company's primary business operations have evolved into the design, manufacturing and marketing of electronic signs and other image enhancement displays. The Company's original filtration business now comprises only a relatively small segment of the overall operations. The Company's present corporate name is not descriptive of its main business and is confusing to the investment community and to business and acquisition prospects.

     The Board of Directors has determined that the name of the Company should be changed to Display Technologies, Inc. to better identify the Company's principal business of designing and manufacturing electronic displays, message centers and other commercial signs. The Company has been using this name as an assumed trade name since August 1998.

     The name "La-Man" does carry some positive market recognition in the filtration industry. If the Restated Articles are approved by the shareholders, the Company will spin off the filtration division to a new wholly-owned Nevada subsidiary that will be named "La-Man Corporation."

AUTHORIZATION OF PREFERRED STOCK

     Article IV of the Restated Articles reads as follows:

     "(a) The Corporation is authorized to issue two classes of stock to be designated, respectively, as "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that the corporation shall have authority to issue is 100,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 50,000,000 shares of Preferred Stock, par value $.001 per share.

     (b) The shares of Common Stock may be issued from time to time for such consideration as the Board of Directors may determine. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.

     (c) The shares of Preferred Stock may be issued from time to time in one or more series and for such consideration as the Board of Directors may determine. The Board of Directors is authorized, subject to any limitations prescribed by law, to establish from time to time the number of shares to be included in each such series, and by filing a certificate pursuant to the applicable law of the State of Nevada to fix the designation, powers, preferences, and rights of the shares of each such series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including, but not limited to, the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any or all of them, all to the fullest extent now or hereafter permitted by the Nevada General Corporation Law, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares representing such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise provided in the resolutions creating any particular series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation."

     The Present Articles provide that the authorized capital stock is to consist of 50,000,000 shares of Common Stock and no other class of capital stock. The proposed amendment would authorize the Board of Directors to issue a new class of capital stock consisting of 50,000,000 shares of Preferred Stock, from time to time, in one or more series, to such persons and for such consideration as it may determine without further action by the shareholders, except as otherwise required by law. As indicated in the text of the amendment set forth above, the shares of Preferred Stock would have such designations, rights, powers, preferences and privileges and such qualifications, limitations and restrictions, as the Board of Directors may determine. Any such Preferred Stock may rank superior to the Common Stock or to other series of Preferred Stock in any or all respects.

     The Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with future acquisitions of other businesses and other actions such as stock dividends, financings, corporate mergers, acquisitions of property, use in employee benefit plans and for other general corporate purposes. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow shares of Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. Elimination of the delay occasioned by the necessity of obtaining shareholder approval will better enable the Company to engage in financing transactions and acquisitions that take full advantage of changing market conditions.

     It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of Preferred Stock. However, certain effects could include, among other things: (i) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on Preferred Stock are in arrears;
(ii) dilution of the voting power of Common Stock to the extent that the Preferred Stock has rights to vote with shares of Common Stock; and (iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

     The Restated Articles would also allow the Board of Directors to create one or more series of Preferred Stock having cumulative voting rights, the right to vote separately as a class on certain matters submitted to the Company's shareholders and other special voting rights. Shareholders of Common Stock will not have preemptive rights to purchase shares of Preferred Stock if and when any such shares of Preferred Stock are issued. However, the corporate governance requirements of the Nasdaq SmallCap

Market, on which the Company's Common Stock is traded, provide that rights of existing holders of Common Stock cannot be disparately reduced or restricted through any corporate action or issuance, through such measures as, among others, the issuance of super-voting stock.

     The Present Articles contain no provisions having an anti-takeover effect. The Restated Articles, if adopted, could under certain circumstances render more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's securities and the removal of management, and could also have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are beneficial to the shareholders or are favored by incumbent management. However, it also is possible that making shares of Preferred Stock available for issuance could have the effect of increasing the price offered to the Company's shareholders in a tender or exchange offer. The Amendment Proposal is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures, nor does the Board of Directors have any present intention to adopt or propose for adoption, and has taken no action toward adopting, any additional measures that could be used to discourage unsolicited attempts to acquire control of the Company. Further, the Company is not presently engaged in any negotiations concerning the public or private issuance of any shares of Preferred Stock, nor are there any present arrangements, understandings or plans concerning the issuance of any such shares.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock will be required to approve Proposal 2. If Proposal 2 is approved by the shareholders, the Restated Articles will become effective upon their being filed with the Nevada Secretary of State.

     A VOTE FOR THE AMENDMENT PROPOSAL WILL BE DEEMED A VOTE FOR THE CHANGE OF
                                                             ---
THE COMPANY'S NAME FROM LA-MAN CORPORATION TO DISPLAY TECHNOLOGIES, INC. AND FOR
                                                                             ---
THE CREATION OF THE NEW CLASS OF AUTHORIZED PREFERRED STOCK.

     BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED TO APPROVE THE PROPOSAL, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE "FOR" PROPOSAL 2


                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP ("BDO") as the Company's independent public accounting firm for the fiscal year ending June 30, 1998. BDO has acted for the Company in such capacity since June 30, 1993. The Board of Directors proposes that the shareholders ratify such selection at the Annual Meeting. If the shareholders do not ratify the selection of BDO, the selection of independent auditors will be reconsidered by the Board of Directors.

     Representatives of BDO are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.


                       THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                              OF BDO SEIDMAN, LLP


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to come before the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgement.


                           SHAREHOLDER PROPOSALS FOR
                              1999 ANNUAL MEETING

     Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the President of the Company for possible inclusion in the Company's notice of and proxy statement for such 1999 meeting on or before June 2, 1999. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President of the Company by certified mail, return receipt requested.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following information filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") is incorporated by reference herein: the Company's Annual Report on Form 10-KSB for the 1998 Fiscal Year.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company undertakes to provide without charge to any person to whom this Proxy Statement is delivered upon written or oral request, by first class mail within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to the information that is incorporated herein by reference, unless such exhibits are specifically incorporated by

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

reference to the information that this Proxy Statement incorporates). Such requests should be directed to the Treasurer, La-Man Corporation, 5029 Edgewater Drive, Orlando, Florida 32810 (telephone: 407-521-7477).


                            SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by the use of the mails, proxies may also be solicited by the Company and its Directors, officers and management-level employees (who will receive no compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communications methods or personal interview. The Company has retained Morrow & Co. ("Morrow") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Morrow, Morrow will provide various proxy solicitation services for the Company at an estimated cost of $3,500 plus reasonable out-of-pocket expenses and indemnification against certain liabilities. The Company also will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding proxy materials to those persons for whom they hold such shares. All costs of such solicitation will be borne by the Company.

     YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE 1998 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

     By Order of the Board of Directors,


                            J. WILLIAM BRANDNER
September 15, 1998          President and Chief Executive Officer

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